Exhibit 10.3

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

AND PROMISSORY NOTES MODIFICATION AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND PROMISSORY NOTES MODIFICATION AGREEMENT (this “Amendment”) is made and dated as of June 29, 2020, between EQUITY BANCSHARES, INC., a Kansas corporation (the “Borrower”), and SERVISFIRST BANK, an Alabama banking corporation (the “Lender”).

R E C I T A L S

A.    Borrower and Lender are parties to that certain Loan and Security Agreement dated as of January 28, 2016, as amended (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Loan Agreement). Under the terms and conditions, and subject to the limitations, set forth in the Loan Agreement, Lender has provided to Borrower a Commitment to extend Loans to Borrower in an aggregate principal amount of up to $40,000,000.00.

B.    The Commitment Maturity Date was May 15, 2020, but has been extended to August 15, 2020. Borrower has requested that Lender consent to (i) the renewal of the Commitment and extension of the Commitment Maturity Date until August 15, 2021, (ii) Borrower’s issuance of up to $75,000,000.00 of subordinated debt in a one-time offering and issuance in 2020, and (iii) certain other amendments to the Loan Agreement, in each case in accordance with and subject to the terms set forth hereunder.

C.    Lender, by execution hereof, has agreed to consent to the foregoing and to amend the Loan Agreement accordingly, upon the terms and conditions set forth herein, including, without limitation: (i) the condition that a floor rate of interest be instituted under the Loan Agreement and the other documents related thereto, including under the Notes that are currently existing under the Loan Agreement, and (ii) the condition that Borrower acknowledge and reaffirm its obligations under the Loan Agreement, such existing Notes, and the other documents related thereto.

D.    The parties hereto have consulted with, and obtained the representation and advice of, their respective legal counsel with regard to the terms and conditions of this Amendment. Each party to this Amendment has had the opportunity to participate fully in the drafting of this Amendment.

A G R E E M E N T

In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.    Recitals. The recitals set forth above are true and correct and the parties hereto agree to be bound thereby.

2.    Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

A.    To the extent applicable, the Loan Agreement and each related agreement, instrument, and other document are amended by replacing any and all references to “Kimble Vardaman, Senior Vice President” in Lender’s notice information with references to “William Mellown, Assistant Vice President.”

B.    Section 1.01 of the Loan Agreement is amended by adding the following definition in its proper alphabetical order:

“2020 Subordinated Debt” means subordinated debt in an aggregate principal amount of up to $75,000,000.00 to be issued by Borrower in a one-time offering and issuance in 2020, all on the general terms and conditions communicated by Borrower to Lender on or around June 1, 2020.

C.    Section 1.01 of the Loan Agreement is amended by amending and restating the definition of “Commitment Maturity Date” to read as follows:

“Commitment Maturity Date” means the earlier of August 15, 2021, or the date that either the Commitment is terminated or the maturity of any Note is accelerated pursuant to Section 7.02 of this Agreement.

D.    Section 1.01 of the Loan Agreement is amended by amending and restating the definition of “Interest Rate” to read as follows:

“Interest Rate” is defined in Section 2.06(A)(1) of this Agreement.

E.    Section 2.03 of the Loan Agreement is amended and restated to read as follows:

Section 2.03    Use of Proceeds; Disbursement of the Loans. Borrower shall use the proceeds of each Loan solely for one or more of the following purposes:

(a)     to fund cash payments required to be made by Borrower to the seller(s) of a target bank in connection with a Permitted Acquisition; provided, however, that not more than $20,000,000.00 of Loan proceeds may be used for any particular (i.e., any single) Permitted Acquisition;

(b)    to fund Borrower’s repurchase of its outstanding shares of stock;

(c)    to fund Borrower’s injection of capital to the Subsidiary Bank;

(d)    to pay Lender any sums due under this Agreement; or

(e)    for general corporate or investment purposes of Borrower, as approved by Lender in its sole and absolute discretion; provided, however, that not more than $10,000,000.00 of the proceeds of any particular (i.e., any single) Loan may be used for this purpose.

In each case that Borrower requests a Loan from Lender, Borrower shall submit evidence to Lender that the proceeds of the Loan will be used for one or more of the purposes set forth above. Lender shall have no obligation to advance any such Loan (or any portion thereof) to Borrower unless and until Lender is fully satisfied with the form and substance of such evidence from Borrower.

F.    Section 2.06(A)(1) of the Loan Agreement is amended and restated to read as follows:

(1)    Interest on the principal balance of each Loan from time to time outstanding will be payable at a per annum rate (the “Interest Rate”) equal to the greater of the following: (i) the Prime Rate in effect from time to time (the “Floating Rate”); or (ii) a floor rate of three and one-half percent (3.50%).

G.    Section 3.02(H) of the Loan Agreement is amended and restated to read as follows:

(H)    There shall be no material adverse change in the consolidated financial condition or business of Borrower since March 31, 2020, or the Subsidiary Bank since March 31, 2020.

H.    Section 5.01(I) of the Loan Agreement is amended and restated to read as follows:

(I)    Borrower’s and the Subsidiary Bank’s financial statements (including Call Reports, in the case of the Subsidiary Bank) furnished to Lender, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of Borrower, from March 31, 2020, to the date hereof, or the Subsidiary Bank, from March 31, 2020, to the date hereof;

I.    Section 5.01(J) of the Loan Agreement is amended and restated to read as follows:

(J)    As of June 29, 2020, neither Borrower nor the Subsidiary Bank has any material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the March 31, 2020, financial statements of Borrower, or the March 31, 2020, Call Report of the Subsidiary Bank, or as disclosed in or permitted by this Agreement, as applicable; Borrower does not know and has no reasonable ground to know of any basis for the assertion against it or the Subsidiary Bank as of March 31, 2020, of any material Indebtedness of any nature not fully reflected and reserved against in the above referenced respective financial statements or Call Reports, as applicable;

J.    Section 5.01(R) of the Loan Agreement is amended and restated to read as follows:

(R)    The Subsidiary Bank’s retained earnings, as reported on Schedule RC of the Subsidiary Bank’s most recent quarterly Call Report, were $42,755,000.00.

K.    Section 6.02(E) of the Loan Agreement is amended and restated to read as follows:

(E)    The Borrower (whether acting in its individual capacity or as a joint venture partner) will not incur, create, assume, or permit to exist any Indebtedness except:

(1)    the Loans;

(2)    Indebtedness described in the March 31, 2020, financial statements of Borrower, which includes, without limitation, Borrower’s obligations under or in connection with the trust preferred securities referenced in the March 31, 2020, financial statements of Borrower;

(3)    trade indebtedness incurred in the ordinary course of business;

(4)    contingent Indebtedness permitted by Section 6.02(D);

(5)    the 2020 Subordinated Debt; provided, however, that (a) the 2020 Subordinated Debt must be unsecured at all times; (b) the 2020 Subordinated Debt must be subordinated in all respects to the Loans and to Borrower’s other Obligations to Lender under the Loan Agreement and the other documents related thereto, whether such Loans and other Obligations are then-outstanding or are thereafter incurred, obtained, or made; (c) the 2020 Subordinated Debt must qualify at all times as tier 2 capital of Borrower under the relevant regulatory capital criteria; provided, that any amendment to, or change in, the relevant regulatory capital criteria that causes the Subordinated Debt to cease to qualify as tier 2 capital of Borrower (a “Capital Treatment Event”) shall not be a violation of this condition; and provided further, the impact of 12 CFR

217.20(d)(iv) shall not be a violation of this condition; and (d) Borrower must comply at all times with the covenants set forth below in this section with respect to the 2020 Subordinated Debt; and

(6)    other Indebtedness incurred by Borrower not to exceed $1,000,000.00 in the aggregate.

Without limiting the foregoing, the Subsidiary Bank shall not issue commercial paper, subordinated debt or any similar debt instrument, and the Subsidiary Bank shall not obtain any non-traditional funding, without Lender’s prior written consent; provided, however, such consent shall not be required for the Subsidiary Bank to introduce and implement new deposit products for its customers.

Furthermore, in regard to the 2020 Subordinated Debt: (w) within three (3) days after Borrower’s issuance of the 2020 Subordinated Debt, Borrower shall pay down the entire outstanding principal balance of the Loans, together with all accrued interest thereon, so that the outstanding principal balance of the Loans, together with all accrued interest thereon, equals $0.00 within three (3) days after the issuance of the 2020 Subordinated Debt; (x) Borrower shall not make any payments on the 2020 Subordinated Debt at any time that a Default exists under the Loan Agreement or would result from the making of such payment; (y) Borrower shall not make any prepayments of interest on the 2020 Subordinated Debt under any circumstances; and (z) Borrower shall not call the 2020 Subordinated Debt or otherwise prepay the principal balance of the 2020 Subordinated Debt (or any portion thereof) prior to the fifth (5th) anniversary of the issuance of the 2020 Subordinated Debt other than in connection with a Capital Treatment Event.

L.    Section 7.01(O) of the Loan Agreement is amended and restated to read as follows:

(O)    For any reason, any of the Chief Executive Officer or Chief Operating Officer of Borrower or the Subsidiary Bank resigns, is terminated from or otherwise leaves such position, and within one hundred and fifty (150) days after such resignation, termination or other departure, Borrower or the Subsidiary Bank (as applicable) has not appointed an acceptable successor to such position, as determined by Lender in its reasonable discretion. Notwithstanding the foregoing: (i) the death or bona fide medical disability of a Person then serving as the Chief Executive Officer or Chief Operating Officer of Borrower or the Subsidiary Bank shall not, in and of itself, give rise to a Default under this Section 7.01(O), and (ii) if after a Default under this Section 7.01(O), Lender does not exercise its right of acceleration under Section 7.02 before the one hundred eighty-first (181st) day after the applicable resignation, termination or other departure, then Lender shall be deemed to have waived such Default.

M.    The following is added as new Section 7.01(Q) of the Loan Agreement, immediately after existing Section 7.01(P) of the Loan Agreement:

(Q)    Borrower shall fail to make any payment due under the 2020 Subordinated Debt or under Borrower’s obligations in connection with its trust preferred securities, or Borrower shall fail to perform any of its other obligations under the 2020 Subordinated Debt or under or in connection with its trust preferred securities, and in each case, such failure shall continue beyond any applicable grace period.

N.    Exhibit A to the Loan Agreement is deleted in its entirety, and Exhibit A to this Amendment is inserted in lieu thereof.

3.    Amendments to Existing Promissory Notes.

A.    Borrower acknowledges that Borrower has executed in favor of Lender each of the following promissory notes (each, an “Existing Note”):

(i)     that certain Promissory Note dated June 17, 2019, in the stated principal amount of $1,733,269.34;

(ii)    that certain Promissory Note dated March 5, 2020, in the stated principal amount of $2,917,150.28;

(iii)    that certain Promissory Note dated March 13, 2020, in the stated principal amount of $3,974,933.27; and

(iv)     that certain Promissory Note dated March 19, 2020, in the stated principal amount of $31,461,647.11.

Each Existing Note is a “Note” made under and in accordance with the terms of the Loan Agreement.

B.    Each Existing Note is hereby amended to institute a floor interest rate of three and one-half percent (3.50%) per annum. In that regard, the second sentence of the first paragraph of each Existing Note is hereby amended and restated to read as follows:

Interest, payable as provided below, shall accrue on the unpaid balance of said sum from the date advanced until the earlier of the date repaid or maturity of this Promissory Note at a floating per annum rate (the “Rate”) equal to the Prime Rate in effect from time to time, from the date hereof through the Note Maturity Date (as defined in the hereafter defined Loan Agreement); provided, however, that in no event shall the Rate ever be less than a fixed floor rate of three and one-half percent (3.50%) per annum.

4.    Effectiveness. This Amendment shall be and become effective as of the date first above written; provided, that each of the following conditions is satisfied, all as reasonably determined by and satisfactory to Lender:

A.    Lender shall have received an Unused Commitment Fee from Borrower in the amount of $60,244.81, which shall cover the period of time from and including March 12, 2019, through and including March 12, 2020. For the avoidance of doubt, the Unused Commitment Fee that accrued during the period of time that began on (and that included) March 13, 2020, and that ended on (and that included) the date of this Amendment, shall not be payable at this time. Instead, such accrued amount shall be payable on the new Commitment Maturity Date, together with the Unused Commitment Fee that accrues in between the date of this Amendment and such new Commitment Maturity Date, all in accordance with Section 2.09 of the Loan Agreement.

B.    Lender shall have received (including by facsimile) counterparts of this Amendment, duly executed by or on behalf of Borrower.

C.    Lender shall have approved the amendments set forth in this Amendment, such approval to be evidenced by Lender’s execution of counterparts of this Amendment.

D.    All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to Lender and its counsel prior to or by the time of closing. Prior to or by the time of closing, Lender and its counsel shall have received all information, certificates, resolutions, legal opinions and other documents, and such counterpart originals or such certified or other copies of such originals as Lender or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be reasonably satisfactory to Lender and its counsel.

E.    The representations and warranties set forth in paragraph 5 below shall be true and correct in all respects.

Notwithstanding the satisfaction (or waiver) of each of the conditions set forth above and/or the execution of this Amendment by Borrower, this Amendment, in any event, shall not be or become effective and binding upon the parties until executed and accepted by Lender.

5.    Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

A.    The execution, delivery and performance by Borrower of this Amendment and the documents contemplated hereby are (i) within its entity powers and have been duly authorized by all necessary entity action, (ii) not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order, or award of any arbitrator, court or governmental authority, (iii) not in contravention of the terms of Borrower’s organizational documents, and (iv) not in contravention of any contract or undertaking to which Borrower is a party or by which Borrower or its properties are or may be bound or affected.

B.    Each of this Amendment and, to the extent Borrower is a party thereto, the other documents contemplated hereby, is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

C.    No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, stockholder, member, partner or other owner of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment and the documents contemplated hereby, or the transactions contemplated hereby, or as a condition to the legality, validity or enforceability of this Amendment and the documents contemplated hereby.

D.    After giving effect to the amendments to the Loan Agreement and the Existing Notes contained in this Amendment: (i) the representations and warranties contained in the Loan Agreement, the Existing Notes, and in each other document related thereto are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, (ii) Borrower is in full compliance with all the covenants and agreements established under the Loan Agreement, the Existing Notes, and the other documents related thereto, (iii) no Default has occurred and is continuing, and (iv) no material adverse change has occurred in the financial condition of Borrower since the as-of date of the most recent financial statements delivered by Borrower to Lender.

6.    Reaffirmation and Ratification of Loan Documents.

A.    Borrower acknowledges, ratifies, reaffirms and confirms to Lender the obligations, liabilities and undertakings of Borrower under the Loan Agreement (as amended hereby), the Existing Notes (as amended hereby), and the other documents related thereto to which Borrower is a party. All provisions of the Loan Agreement, the Existing Notes, and the other documents related thereto to which Borrower is a party are in full force and effect and remain unchanged, except as amended hereby.

B.    Borrower agrees that (i) the amendments effectuated hereunder do not adversely affect or impair in any way the validity or enforceability of the Loan Agreement, the Existing Notes, and the other documents related thereto to which Borrower is a party, and (ii) the Loan Agreement (as amended hereby), the Existing Notes (as amended hereby), and the documents related thereto to which Borrower is a party are legal, valid and binding obligations of Borrower, enforceable by Lender against Borrower and in accordance with their respective terms.

C.    Borrower acknowledges and agrees that the Loan Agreement (as amended hereby), the Existing Notes (as amended hereby), and the other documents related thereto to which Borrower is a party, and the Obligations (including, without limitation, Borrower’s obligation to pay the outstanding amounts under the Loan Agreement and each Note related thereto), are not subject to any defense, claim, counterclaim, setoff, right of recoupment, abatement or other determination whatsoever, legal, equitable or otherwise. Borrower waives any and all defenses of any nature whatsoever, legal, equitable or otherwise, which Borrower may now have with respect to Borrower’s obligations under the Loan Agreement (as amended hereby), the Existing Notes (as amended hereby), and the other documents related thereto to which Borrower is a party.

7.    Acknowledgments Regarding Collateral. Borrower acknowledges, certifies and agrees that (i) all of the Collateral described in the Loan Agreement, including, without limitation, the Pledged Stock, currently secures and shall continue to secure all of the Obligations, (ii) Lender’s security interests in and liens on the Collateral have been duly perfected and are fully enforceable against Borrower and the property encumbered thereby, and (iii) there has been no interruption, cessation, or other lapse of the aforesaid security interests and liens of Lender in the Collateral.

8.    No Waiver by Lender, Etc. Notwithstanding the agreement of Lender to enter into this Amendment and to amend the Loan Agreement and the Existing Notes as set forth herein, Borrower acknowledges and agrees that, by so agreeing to enter into this Amendment, except as specifically set forth in this Amendment, Lender shall not be deemed to have waived (or to be estopped from asserting) any provisions of the Loan Agreement (as amended hereby), the Existing Notes (as amended hereby), or any other document related thereto, including without limitation, any existing or future Default thereunder and, if Borrower now or at any time in the future shall be in breach of any of the provisions of the Loan Agreement, any Existing Note, or any other document related thereto or if any Default has occurred and is continuing, Lender shall be entitled to withhold further Loans under the Loan Agreement at any time and to exercise any of its other default rights and remedies thereunder or under any other document related thereto, from time to time, upon, if applicable, notice to Borrower, and that no failure or delay on the part of Lender in exercising any right or remedy under the Loan Agreement, any Existing Note, or under any other document related thereto, and no course of dealing with Borrower, on the one hand, and Lender, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Loan Agreement, under any Existing Note, or under any other document related thereto preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder.

9.    Release of Claims. In consideration of the matters set forth in this Amendment, Borrower, for itself and on behalf of its legal representatives, successors and assigns, hereby fully, finally and irrevocably releases Lender, and its officers, representatives, agents, attorneys, employees, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all defenses (other than payment or performance), affirmative defenses, claims, counterclaims, offsets, cross-claims, damages, demands, actions and causes of action of any kind or nature existing as of the date of this Amendment or based on facts or circumstances arising at any time up through and including the date of this Amendment, whether known or unknown and whenever and howsoever arising, relating to the Loan Agreement, the Existing Notes, the liabilities and obligations of Borrower thereunder, the other Obligations, or the other documents related thereto, or any of them, or any past relationship between Borrower and Lender. In addition, Borrower hereby agrees not to commence, join in, prosecute, or participate in any suit or other proceeding in a position adverse to that of any of the Released Parties arising directly or indirectly from any of the foregoing matters.

10.    Event of Default. If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute a Default.

11.    Payment of Fees and Expenses. Borrower agrees to pay all out-of-pocket costs and expenses of Lender, including the attorneys’ fees, charges and disbursements of counsel for Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

12.    Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterpart copies, each of which constitutes an original, but all of which, when taken together, shall constitute one agreement binding upon all of the parties hereto. Further, the parties hereto may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

13.    Governing Law, Etc.    This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 8.08 (Applicable Law; Jurisdiction and Venue) of the Loan Agreement, which terms and provisions are incorporated herein by reference.

14.    Successors and Assigns. This Amendment shall inure to and be binding upon and enforceable by Borrower, Lender, and their respective successors and assigns.

15.    No Other Modifications. Except as hereby amended, no other term, condition or provision of the Loan Agreement or any Existing Note shall be deemed modified or amended, and this Amendment shall not be considered a novation. From and after the effective date hereof: (a) all references in the Loan Agreement, and any other document or instrument entered into in connection therewith, to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by this Amendment; and (b) all references in any Existing Note, and any other document or instrument entered into in connection therewith, to such Existing Note shall be deemed to be references to such Existing Note as amended by this Amendment.

16.    Reaffirmation and Ratification of Pledge Agreement. Without limiting anything set forth in paragraph 6 above or elsewhere in this Amendment, Borrower hereby acknowledges and agrees that the Pledge Agreement dated as of January 28, 2016, between Borrower and Lender remains in full force and effect as of the date hereof, and that the Pledged Stock described therein continues to secure all Obligations (as defined in such Pledge Agreement) in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

EQUITY BANCSHARES, INC.

By:	/s/ Gregory H. Kossover

Name:	Gregory H. Kossover
Title:	Chief Financial Officer

LENDER:

SERVISFIRST BANK

By:	/s/ William Mellown

Name:	William Mellown

Title:	AVP, Correspondent Services Officer

Signature Page to Fourth Amendment to Loan and Security Agreement and Promissory Notes Modification Agreement

EXHIBIT A TO

LOAN AND SECURITY AGREEMENT

Form of Promissory Note

[See Attached]

PROMISSORY NOTE

[Principal Amount of Loan]	Birmingham, Alabama [Date]

FOR VALUE RECEIVED, the undersigned, EQUITY BANCSHARES, INC., a Kansas corporation (the “Borrower”), promises to pay to the order of SERVISFIRST BANK, an Alabama banking corporation, having its principal office located in Birmingham, Alabama (hereinafter called the “Bank” or, together with any other holder of this Promissory Note, the “Holder”), at the office of the Bank at 2500 Woodcrest Place, Birmingham, Alabama 35209, or at such other place as the Holder may designate, the principal sum of                                                                           AND             /100 DOLLARS ($                                    ), in legal tender of the United States of America in immediately available funds at the place payment is due. Interest, payable as provided below, shall accrue on the unpaid balance of said sum from the date advanced until the earlier of the date repaid or maturity of this Promissory Note at a floating per annum rate (the “Rate”) equal to the Prime Rate in effect from time to time, from the date hereof through the Note Maturity Date (as defined in the hereafter defined Loan Agreement); provided, however, that in no event shall the Rate ever be less than a fixed floor rate of three and one-half percent (3.50%) per annum. As used herein, the term “Prime Rate” means the rate designated as such in the “Money Rates” section of The Wall Street Journal (or any generally recognized successor) on any particular day. The rate of interest payable on the principal sum hereunder shall be adjusted concurrently with each change in the Prime Rate without requirement of notice to the Borrower of any such change. The Prime Rate on the date of this Promissory Note is                                          percent (            %), and the initial per annum interest rate hereunder is                                          percent (            %). Interest shall be calculated at the foregoing rate on the basis of a 360-day year and the actual number of days elapsed.

This Promissory Note is one of the Notes referred to in, and is governed by and entitled to the security of, that certain Loan and Security Agreement dated January 28, 2016, executed and delivered to the Bank by the Borrower (as amended from time to time, hereinafter, the “Loan Agreement”; capitalized terms used herein but not defined herein shall have the meanings attributed to them in the Loan Agreement), to which reference is made for a statement of the terms and conditions under which the maturity date of this Promissory Note may be accelerated. This Promissory Note is also secured by that certain Pledge Agreement dated January 28, 2016, executed by the Borrower in favor of the Bank.

Accrued interest on the unpaid balance of the principal hereof shall be due and payable quarterly in arrears, commencing on [First Day of the Next Quarter], and continuing on the 1st day of each January, April, July and October thereafter until the outstanding principal balance hereof has been repaid in full, with the final payment of accrued and unpaid interest due and payable on [First Day of 20th Quarter Following Date of Note]. If not earlier demanded pursuant to Section 7.02 of the Loan Agreement, the principal balance hereof shall be repaid in twenty (20) consecutive quarterly installments, commencing on [First Day of the Next Quarter], and continuing on the 1st day of each January, April, July and October thereafter through and including [First Day of 20th Quarter Following Date of Note]. The first nineteen

(19) such installments of principal shall be in the amount of [2.5% of Original Principal Balance] Dollars ($[2.5% of Original Principal Balance]) each. The final installment of principal, in the amount of the entire unpaid principal balance hereof, together with all accrued and unpaid interest and all other amounts, if any, outstanding, shall be due and payable on [First Day of 20th Quarter Following Date of Note] (i.e. the “Note Maturity Date”), which payment shall be a balloon payment. Each payment of principal or interest hereunder shall be made in legal tender of the United States of America in immediately available funds at the place of payment on the day when due.

Borrower promises to pay a late charge equal to one percent (1%) of the amount of each installment of principal or interest received more than ten (10) days after the due date thereof, provided, however, that such late charge shall not be less than $20.00 nor more than the maximum amount permitted by law. Interest, payable on demand, shall be due and payable on any principal or interest that remains unpaid after maturity (whether by acceleration or otherwise) at a rate equal to two percent (2.00%) plus the otherwise applicable Rate under this Promissory Note.

If any payment of principal or interest on this Promissory Note shall become due on a Saturday, Sunday or any day on which the Holder is legally closed to business, such payment shall automatically be deemed to be due on the next succeeding business day.

Time is of the essence with respect to the payment of every installment of principal and of interest hereunder and the performance of every other covenant made by the undersigned under this Promissory Note, the Loan Agreement, and any agreement which secures the payment of this Promissory Note.

The Borrower may prepay this Promissory Note in full or in part at any time without premium or penalty, provided that any partial payment must be made in the sum of Ten Thousand Dollars ($10,000.00) or an integral multiple thereof. The Borrower may not reborrow any sums which are repaid or prepaid, except as provided under the terms of the Loan Agreement and the execution and delivery by Borrower of a new Note to Lender.

The Borrower hereby waives demand, presentment, dishonor, notice of dishonor and any other requirement necessary to hold it obligated hereon. The Borrower hereby agrees that any collateral now or hereafter held for the obligations of the Borrower under this Promissory Note may hereafter be released, compromised, or exchanged, and that the Holder may fail to perfect its lien or security interest in such collateral or may permit the perfection of its lien or security interest in such collateral to lapse, all without in any way affecting or releasing the liability of the Borrower under this Promissory Note.

The Borrower agrees to pay all intangibles taxes, documentary stamp taxes, recording fees or taxes and other taxes and fees due to any governmental authority in connection with the execution and delivery of this Promissory Note, the Loan Agreement, or any other agreement that provides collateral for this Promissory Note. The Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fee, incurred by the Holder of this Promissory Note in collecting or attempting to collect this Promissory Note.

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The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Promissory Note, the Loan Agreement, any agreement which provides collateral for this Promissory Note, or applicable law. All rights and remedies of the Holder under this Promissory Note, the Loan Agreement, any such agreement providing collateral for this Promissory Note, and applicable law shall be cumulative and may be exercised successively or concurrently. This Promissory Note shall be governed by and construed in accordance with the laws of the United States and of the State of Alabama. Any provision of this Promissory Note which shall be deemed to be unenforceable or invalid under any such law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

As additional collateral for the payment of this Promissory Note, the Borrower transfers, assigns, pledges, and sets over to the Holder, and grants the Holder a continuing lien upon, and security interest in, all deposits and credits which the Borrower may now or hereafter have with the Holder. The Holder is hereby authorized, at any time or times after the occurrence of a Default and without prior notice, to apply such deposits and credits, in whole or in part and in such order as the Holder may elect, to the payment of, or as a reserve against, the obligations of the Borrower under this Promissory Note.

This Promissory Note has been executed by the Borrower without condition that anyone else should sign or become bound hereunder and without any other conditions whatever being made. The provisions hereof are binding on the successors and assigns of the Borrower, and shall inure to the benefit of the Holder, its successors and assigns.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Promissory Note as an instrument under seal on the date first above written.

EQUITY BANCSHARES, INC.

By:

Name:

Its:

Address: 7701 E. Kellogg Ave. Name
Wichita, KS 67207
Attention: Greg Kossover

Tax ID Number:

[Acknowledgement on following page]

Signature Page to Promissory Note

STATE OF KANSAS                                        )

                                                                              :

                                         COUNTY                   )

I, the undersigned, a notary public in and for said county in said state, hereby certify that                                     , whose name as                                  of Equity Bancshares, Inc., a Kansas corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this              day of                             , 202    .

Notary Public

[NOTARIAL SEAL]	My commission expires:

Acknowledgment Page to Promissory Note